Execution version        Contract #1-19868214-12

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY “***.”

Amendment #12
to the Yahoo! Publisher Network Contract #1-19868214
Effective Date: April 24, 2009, as amended (the “Original Agreement”)

THIS AMENDMENT #12 to the Original Agreement (“Amendment #12”) is executed as of March 9, 2016 (“Amendment #12 Effective Date”) by and between Inuvo, Inc. (“Publisher”), on the one hand, and Yahoo! Inc., Yahoo! Singapore Digital Marketing Pte. Ltd. and Yahoo! EMEA Limited, on the other hand. All capitalized terms not defined herein shall have the meanings assigned to them in the Original Agreement.

In consideration of mutual covenants and conditions, the receipt and sufficiency of which are hereby acknowledged, Publisher and Yahoo hereby agree as follows:

1.Yahoo! Singapore Digital Marketing Pte. Ltd. is added as a party to the Original Agreement, and the term “Yahoo” shall hereafter refer to Yahoo! Inc., Yahoo! EMEA Limited and Yahoo! Singapore Digital Marketing Pte. Ltd., collectively. The preamble in Attachment A is amended and restated to read as follows:

The following requirements apply to all Links and Results shown in the Cover Page. Any provisions concerning Links and Results not explicitly listed in the Cover Page do no apply to Publisher. Yahoo! EMEA Limited is solely responsible for the Yahoo rights, obligations and duties described under this Agreement for all the markets included as part of the Territory within Europe, the Middle East and Africa (the “EMEA Territories”), Yahoo! Singapore Digital Marketing Pte. Ltd. is solely responsible for the Yahoo rights, obligations and duties described under this Agreement for all the markets included as part of the Territory within Hong Kong, Taiwan, India, Singapore, Philippines, Thailand, Indonesia, Malaysia and Vietnam (the “Asia Territories”), and Yahoo! Inc. is solely responsible for the Yahoo rights, obligations and duties described under this Agreement for the markets included as part of the Territory for which Yahoo! EMEA Limited and Yahoo! Singapore Digital Marketing Pte. Ltd. are not responsible. The use of the term “Yahoo” throughout this Agreement shall refer to Yahoo! EMEA Limited in relation to all markets included as part of the EMEA Territories, and shall refer to Yahoo! Singapore Digital Marketing Pte. Ltd. in relation to all markets included as part of the Asia Territories, and Yahoo! Inc. in relation to the markets included as part of the Territory for which Yahoo! EMEA Limited and Yahoo! Singapore Digital Marketing Pte. Ltd. are not responsible.

2.The contact information for Yahoo! Singapore Digital Marketing Pte. Ltd. for notices under the Original Agreement is:

Yahoo! Singapore Digital Marketing Pte. Ltd.
60 Anson Road #13-01
Mapletree Anson,
Singapore 079914
Attention: Legal
Fax: +65 6809 8388

3.The End Date on the first page of the Cover Page to the Original Agreement is hereby deleted and replaced with “May 31, 2018”.

4.The Original Agreement is amended such that all references throughout the Original Agreement to “Service Order” or “SO” shall read as “Cover Page”.

5.The Original Agreement is amended such that all references throughout the Original Agreement to “Abuse of Services” shall read as “Abuse Provisions”.

6.The Original Agreement is amended such that all references throughout the Original Agreement to “Publisher’s Syndication Right” shall read as “Publisher’s Approved Syndication Implementation(s)”.

7.The Original Agreement is amended such that all references throughout the Original Agreement to “***” shall read as “***”.

8.The Section entitled “Deployment of Services on Publisher’s Offerings” on the Cover Page of the Agreement is hereby renamed “Implementations on Publisher’s Offerings” and the content of such Section is amended and restated to read as follows:

1. Link = Search Box; Results = Paid Search Results, Web Search Results; Publisher’s Offering = Sites: Publisher owned and operated Sites set forth on Exhibit 1 and Syndicated Sites set forth on Exhibit 1 and other Publisher owned and operated Sites and Syndicated Sites as approved in writing by Yahoo.

2. Link = Search Box via Chrome Resets and Search Box via Home Page Resets; Results = Paid Search Results, Web Search Results; Publisher’s Offerings = the offer of Applications requested by Publisher and pre-approved in writing by Yahoo, in each case which offer provides users a Reset Offer, and which offer occurs from Sites approved in writing by Yahoo specifically for such Reset Offer.

3. Link = Hyperlink via Content Link; Results = Hyperlink Results; Publisher’s Offering = Applications requested by Publisher and pre-approved in writing by Yahoo specifically for this implementation, distributed from Sites approved in writing by Yahoo specifically for this implementation.

4. Link = Domain Match Link; Results = Domain Match Results; Publisher’s Offering = Syndicated Sites requested by Publisher and approved by Yahoo in writing specifically for this implementation.

5. Link = Address Bar, Hyperlinks, Dead Links; Results = Error Results, Web Search Results, Hyperlink Results; Publisher’s Offerings = Landing Pages, *** and approved by Yahoo in writing specifically for this implementation.

6. Link = Hyperlinks; Results = Hyperlink Results; Publisher’s Offerings = Publisher Display Ads.

7. Link = Search Box, Hyperlinks; Results = Paid Search Results, Hyperlink Results, Web Search Results; Publisher’s Offerings = Email campaigns: requested by Publisher and approved in writing by Yahoo specifically for Email.

9.The Section entitled “Implementation” on the Cover Page is hereby amended and restated to read as follows:

•	As shown in Attachment A and as described in this Cover Page and Attachments

•	Minimum Above the Fold: For desktop and tablet, Paid Search Results – ***.

•	For clarity, any launch of the Links and Results set forth in implementation #6 above will be subject to Yahoo’s prior approval (email acceptable).

•	Additional terms for adult Paid Results are set forth in Section D of Attachment A.

•	Additional terms for D2S are set forth in Section G of Attachment A

•	Terms and Conditions are set forth in Attachment B.

•	Additional terms for syndication are set forth in Attachment C.

•	Additional terms for *** are set forth in Section 4 of Amendment #1 to the Original Agreement and in Attachment D.

•
Branding: Publisher will display the Marks as shown in the mockups attached hereto (or as approved in writing by Yahoo) on Publisher’s Offerings and in connection with the offer of the Applications and Syndicated Applications and the implementations associated therewith. Publisher will abide by the terms in Attachment E and any other guidelines that may be provided by Yahoo from time to time.

•	Additional terms for Applications and Bundled Applications are set forth in Attachment F.

•	Additional terms for error implementations (implementation #5 under Implementations on Publisher’s Offerings) are set forth in Attachment G.

•	Additional terms for domain match implementations (implementation #4 under Implementations on Publisher’s Offerings) are set forth in Attachment H.

•	Additional terms for email implementations (implementation #7 under Implementations on Publisher’s Offerings) are set forth in Attachment I.

•
Notwithstanding anything to the contrary contained in this Agreement, all Paid Results distributed in connection with any and all *** hereunder may only appear on web sites owned and operated by Publisher.

10.The Section entitled “Compensation” on the Cover Page is hereby amended and restated to read as follows:

Yahoo will pay Publisher the applicable percentage of Gross Revenue set forth in the tables below (subject to the note immediately following the tables) for Publisher’s distribution of Paid Results.

***

Total monthly Gross Revenue	Percentage of total monthly Gross Revenue*
***	***%
***	***%
***	***%

***

Total monthly Gross Revenue	Percentage of total monthly Gross Revenue*
***	***%
***	***%
***	***%

***

Total monthly Gross Revenue	Percentage of total monthly Gross Revenue*
***	***%
***	***%
***	***%

* - ***

The figures in the table above are in U.S. dollars. Gross Revenue with respect to countries other than the U.S. in the Territory will be converted to U.S. dollars to determine the applicable tier of Gross Revenue during the Term, and payments will be made pursuant to Section 6 of Attachment B.

Yahoo, as the principal, will solely control all advertising transactions, including resolving advertiser disputes.

11.Section A of Attachment A of the Original Agreement is amended to add the following at the end thereof:

12. Each Query submitted by Publisher to Yahoo for Results must include a request for Paid Results.

13. Publisher will display all Results (including but not limited to Paid Results) from Yahoo in response to a Query submitted from Publisher's Offering to Yahoo, ***.

12.	Section B.4 of Attachment A of the Original Agreement is amended and restated to read as follows:

Publisher acknowledges that Yahoo will crawl the content within Publisher's Offerings and will store and use limited information from Publisher's Offerings, solely to the extent necessary for the dynamic mapping of Matched Ads.

13.Each of Sections E (Publisher Branding) and F (Additional Requirements for Contextual Shortcuts) of Attachment A is hereby deleted and replaced with “Omitted.”

14.Section G (Additional Requirements for Qualified Search) of Attachment A of the Original Agreement, which was added by Amendment #7 to the Original Agreement, is hereby deleted in its entirety, and there shall be no Qualified Search implementations under the Original Agreement. For the avoidance of doubt, Section G (Additional Requirements for D2S Implementation) of Attachment A of the Original Agreement, which was added by Amendment #8 to the Original Agreement, remains as Section G, but such Section G is amended and restated as set forth in Exhibit A hereto.

15.Notwithstanding anything to the contrary in this Agreement, in addition to the terms set forth in Section G (Additional Requirements for D2S Implementations) of Attachment A, unless otherwise expressly agreed in writing, the terms set forth on Exhibit B hereto shall apply to all Special SearchLinks Implementations. In the event of a conflict between the Additional Requirements for D2S Implementations and the terms set forth in Exhibit B, the terms set forth in Exhibit B will govern and control.

16.Publisher understands that Yahoo continually works to improve the integrity of the search marketplace and ecosystem. If requested by Yahoo, Publisher agrees to discuss in good faith and in a timely manner the integration of any reasonable new technologies and/or measures introduced by Yahoo and intended to improve the integrity of such marketplace and/or ecosystem.

17.The Mockups section of Attachment A of the Original Agreement is amended to incorporate the Special SearchLinks Mockups set forth on Exhibit C hereto.

18.All additions, modifications and amendments effected by Amendment #9 to the Original Agreement, which terms primarily related to the Mobile iOS Default Search Implementation, are hereby deleted and shall be of no further force or effect.

19.The heading of Section 2 of Attachment B of the Original Agreement, which reads “Services”, is amended to read instead as “Queries.”

20.Section 6 of Attachment B of the Original Agreement is amended and restated to read as follows:

Payment. Yahoo or a Yahoo Related Party will pay Publisher within *** after the end of the calendar month in which the relevant Results were distributed on Publisher's Offerings or were on Yahoo Search Results Page, as the case may be. Payment will be made in US dollars. If Advertisers pay in any other currency, Yahoo will calculate payment using the average exchange rate as published by a nationally recognized source (e.g., Oanda). If the Territory includes countries other than the United States, Publisher acknowledges that payment will only be made after Publisher fulfills Yahoo’s invoicing requirements. For markets in the EMEA Territory, Publisher agrees that for any payments due to Publisher under the Agreement, Yahoo may issue invoices to itself for such payments. Publisher shall have *** days to challenge the statements that will be sent to the Publisher prior to the self-invoices being issued. If the Publisher has not challenged the statements within this period then the invoices shall be deemed accepted by Publisher. Publisher shall be responsible for payment of VAT to the relevant tax authority. In addition, Publisher must immediately notify Yahoo in writing if Publisher changes its VAT registration number, ceases to be VAT registered, or sells or otherwise disposes of its business. Yahoo may offset payments by any amounts Publisher owes to Yahoo. This includes, but is not limited to, offsetting payments for previous overpayments made to Publisher, for monies Publisher may owe Yahoo as a result of refunds given to Advertisers due to traffic quality and/or other issues in connection with Publisher's Offerings, Bundled Applications, if applicable, and any other services or products distributed with Links or Results by Publisher. Publisher understands that traffic quality-related concerns are of the utmost importance to Yahoo, that traffic quality investigations are common, routine and ongoing in nature, and that the decision to refund and the extent of any refund is within Yahoo's sole discretion. In the event that Yahoo refunds amounts to Advertisers in excess of its payment to Publisher, Publisher will pay Yahoo for such amounts within 30 days of Yahoo’s request. Yahoo may make payments only when Publisher's balance exceeds US $250.00 (or until termination or expiration of this Agreement). No other compensation except as specifically set forth in this Section 6 is due to Publisher.

21.The first two sentences of Section 8 (Exclusivity) of Attachment B of the Original Agreement shall be deleted in their entirety and replaced with the following (changes in italics):

***.

22.Section 18 of Attachment B of the Original Agreement is hereby amended and restated to read as follows:

Abuse Provisions. Unless specifically permitted by this Agreement, Publisher, Publisher’s Offerings, Bundled Applications, if any, and any other services or products distributed with Links or Results by Publisher will comply with the Abuse Terms. Any search, impression, click or conversion generated in violation of this Section 18 shall not be counted for purposes of calculating any compensation owed to Publisher. If any of the provisions of Section 18 is violated, Yahoo may immediately suspend Links and Results. If Publisher fails to cure or prevent the noticed activity within *** after Yahoo informs Publisher of the violation or if Publisher fails to provide reasonable assurances that there will be no further violations, Yahoo may terminate this Agreement immediately upon notice without liability to Publisher except for any compensation due to Publisher through the date of termination. ***.

23.Section 21 of Attachment B of the Original Agreement is hereby amended and restated to read as follows:

Traffic Quality Shortfall. *** If Publisher fails to bring its traffic quality score above such percentage within the 30 day period, or if Publisher’s traffic quality score slips below such percentage again during the Term, then Yahoo may terminate this Agreement, in whole or in part (including but not limited to, on a Territory, a Publisher’s Offering and/or an individual tag basis), immediately upon notice. Publisher acknowledges and agrees that Yahoo may modify the method used to measure Publisher’s traffic quality from time to time in Yahoo’s sole discretion; ***.

24.Section 29 of Attachment B is amended as follows:

(a) The following referenced definitions are amended and restated to read as follows:

Approved Sites: sites each as cleared by Yahoo’s certified classifier system and/or pre-approved by Yahoo in accordance with criteria determined by Yahoo and notified to Publisher. ***:

***

Publisher Display Ad: Publisher’s display ad (or, in the case of Special SearchLinks Implementations, an equivalent creative consistent with the Special SearchLinks Mockups set forth in Attachment A) that appears in a Display Ad Unit on an Approved Site.

(b) The following definitions are added to Section 29 of Attachment B:

Abuse Terms: the terms located at *** Yahoo may revise the Abuse Terms from time to time, in its sole discretion. Yahoo will use commercially reasonable efforts to provide Publisher with at least 30 days’ notice (via the system through which Publisher accesses preliminary performance data) of any such revision.

***.

SearchLinks: Publisher’s proprietary keyword mapping technology that generates keyword Hyperlinks.

Special SearchLinks Implementations: the SearchLinks implementations depicted in the Special SearchLinks Mockups in Attachment A.

(c) The definitions of CS Ad Code, CS Frame and CS Link are each hereby deleted.

25.Section 9(a)(i) of Attachment C (Syndication Attachment) to the Original Agreement is amended and restated to read as follows:

(i) Suspend Results to Queries from the Syndication Affiliate until the Syndication Affiliate becomes compliant;

26.Section 9(a)(iii) of Attachment C (Syndication Attachment) to the Original Agreement is amended and restated to read as follows:

(iii) Suspend some or all Results to Queries from Publisher until the Syndication Affiliate becomes compliant or is terminated by Publisher; and/or

27.Section 8(a)(i) of Attachment D (Arbitrage Attachment) to the Original Agreement is amended and restated to read as follows (change in italics):

(i) Suspend distribution of Results by Publisher with respect to the applicable Arbitrage Implementation;

28.Section 8(a)(iii) of Attachment D (Arbitrage Attachment) to the Original Agreement is amended and restated to read as follows (change in italics):

(iii) Suspend distribution of some or all Results by Publisher until the subject Arbitrage Implementation(s) becomes compliant;

29.The third sentence of Section 4(g) of Attachment F (Software Attachment) to the Original Agreement is amended and restated to read as follows (change in italics):

Publisher acknowledges that Yahoo may reject or terminate Publisher’s distribution of Content Links, Hyperlinks, and Hyperlink Results on or in connection with they Syndicated Application on 24 hours notice, for any reason or no reason.

30.The third sentence of the second paragraph of Section 3 of Attachment H (Domain Match Attachment) is amended and restated to read as follows (change in italics):

For any Hyperlinks mapped by Publisher to Landing Pages or Domain Match Results Pages, Publisher agrees it shall, (i) at least one time per week, compare the keyword terms in use by Publisher against the ratings feed or other list sent by Yahoo (“Ratings Feed”); and remove any keyword terms not permitted by Yahoo pursuant to the Ratings Feed; (ii) not use any keyword terms that would be deemed “controversial”, “alcohol”, “weapons”, “sensitive”, “tobacco”, “gambling” or “restricted” by the front end filter (if a “.com” were added to such terms), as determined by Yahoo in its sole discretion (“Unauthorized Keywords”); (iii) implement its own internal controls to ensure that such Unauthorized Keywords are not used as keywords; (iv) allow Yahoo, upon request by Yahoo, to review Publisher’s mappings used to display Domain Match Links and Domain Match Results; (v) on Yahoo’s request, map Hyperlinks to alternate keyword terms; (vi) on Yahoo’s request, change the Hyperlinks on the Landing Page; and (vii) abide by any daily keyword click caps as may be required by Yahoo within one (1) business day, provided that if Publisher is unable to abide by any such click caps, Publisher agrees to remove the particular Hyperlink.

31.The eighth sentence of the second paragraph of Section 3 of Attachment H (Domain Match Attachment) is amended and restated to read as follows (change in italics):

Publisher shall be required to integrate Yahoo’s mapping technology when distributing Results on those Publisher’s Offerings that Yahoo determines, in its sole discretion, that use of Publisher’s mapping technology is negatively impacting Yahoo’s business or operations, including, but not limited to, traffic quality.

32.Section 10 of Attachment I (Email Attachment) to the Original Agreement is amended and restated to read as follows (changes in italics):

Suspension and Termination. In addition to any other termination rights under this Agreement, at any time during the Term, Yahoo may, in its sole discretion:

(a)	Immediately suspend Publisher’s distribution of Links and/or Results in any specific Email implementation or in Email generally;

(b)
Terminate this Email Attachment for any or no reason in Yahoo’s sole discretion, on 24 hours’ notice to Publisher. Within 24 hours of receiving such notice, Publisher and its vendors will stop including Links and/or Results in any Email. Yahoo’s sole obligation to Publisher with regard to this Email Attachment is for undisputed payments. In addition, Yahoo will have no obligations to nor any liability in connection with any of Publisher’s vendors under this Email Attachment.

33.Section 1 of Amendment #2 to the Original Agreement is amended and restated to read as follows (change in italics):

Notwithstanding anything to the contrary in the Agreement, Publisher hereby acknowledges and accepts that Yahoo may be obtaining some or all Results it sends to Publisher under the Agreement from third party sources and third party marketplaces that may include, but are not limited to, Microsoft Corporation. For clarity, references in the Agreement to Yahoo matching technology, search databases, paid marketplace databases, marketplaces, ad serving systems and Advertisers shall be deemed to include those provided by Microsoft Corporation or any other third party, if applicable.

34.Except as expressly set forth herein, the Original Agreement will remain in full force and effect in accordance with its terms.

35.In the event of a conflict between any of the terms and conditions of the Original Agreement and the terms and conditions of this Amendment #12, the terms and conditions of this Amendment #12 shall govern.

36.This Amendment #12 may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same instrument.

[Signatures on next page]

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to enter into this Amendment #12 effective as of the Amendment #12 Effective Date.

INUVO, INC.	YAHOO! INC.

By: /s/ Don W. Barrett, III	By: /s/ Ian Weingarten

Name: Don W. Barrett, III	Name: Ian Weingarten

Title: COO	Title: SVP, Corporate Development & Partnerships

Date: 3/11/16	Date: March 30th, 2016

YAHOO! EMEA LIMITED

By: /s/ Ronnie Cobane

Name: William R. Cobane

Title: Director

Date: 18 April 2016
By: /s/ Margaret Chang

Name: Margaret Chang

Title: Senior Director

Date: 13 Apr 2016

EXHIBIT A

Additional Requirements for D2S Implementation

G. Additional Requirements for D2S Implementation

***

EXHIBIT B

Additional Terms for Special SearchLinks Implementations

***

EXHIBIT C

Mockups to be Added to Attachment A

***

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YAHOO CONFIDENTIAL